EXHIBIT 10.2

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made effective January 12, 2009 (the “Effective Date”), between Greg F. Johnson and Kevin K Ketelsen, individuals residing in California, (together “LICENSOR”) and Cellynx Inc., having a principal place of business at 25910 Acero, Suite 370, Mission Viejo Ca. 92691 (“LICENSEE ”) (together the “Parties”).

Whereas, LICENSOR is the sole owner of all right, title and interest to and in certain invention, technology, know-how, skill, and patent appplication(s) referred to as the LICENSOR’s Intellectual Property;

Whereas, LICENSEE desires to obtain a worldwide license for the Intellectual Property and the rights described herein in the Market upon the terms and conditions established herein; and

Now, therefore, in consideration of the premises and the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.           DEFINITIONS.

1.1  "Licensed Product" shall mean any product manufactured by LICENSEE, its Affiliates, or authorized sub-LICENSEES as defined herein, in the Market and covered by, which embodies, utilizes or is based upon the Patent Rights, Technology Rights or Licensed Intellectual Property defined in this Agreement.

1.2  "Patent Rights" shall mean LICENSOR’s United States and foreign patent rights relating to and/or claiming the benefit of priority to U.S. Patent Nos. 61/104,255, and 61/104,242, entitled “Antenna System having Compact PIFA Resonator with Open Sections” and “Lowband Antenna System with PIFA-fed Conductor”, respectively, and including continuations, continuations-in-part, and divisions, and all patents issuing which are based on such applications, and all reissues, reexaminations, or extensions thereof, and patents and patent applications on any improvements, advancements, enhancements, modifications, revisions or developments that reasonably relate to the Licensed Products and that are developed by or for LICENSOR or LICENSEE.

1.3  "Technology Rights" shall mean technical information and know-how, including without limitation, trade secrets, designs, drawings, data, products, inventions, specifications, manufacturing techniques and any other information related to the Licensed Products and created by or for LICENSOR and all improvements, advancements, enhancements, modifications, revisions or developments that reasonably relate to the Licensed Products, whether or not patentable and regardless of who, as between the Parties, develops it.

1.4  "Intellectual Property" shall include any inventions, discoveries, developments, improvements, trade secrets, designs, processes, technologies and other such items for which Intellectual Property Rights may be secured.

1.5  “Licensed Intellectual Property” shall mean collectively the Patent Rights and Technology Rights granted hereunder.

2.           GRANT OF LICENSE.

2.1  Global Scope.  LICENSOR hereby grants to LICENSEE and its Affiliates, to the extent that it lawfully may, an exclusive license to manufacture, have manufactured, use, import, offer to sell, and/or sell, lease, distribute or otherwise commercially exploit the Licensed Product throughout the World in the Market during the Term of this Agreement.

2.2    Market.   This License is limited to the market (the “Market”) of Cellular Telephone Repeater Products.  This License grants LICENSEE no rights to make, use or sell Licensed Products outside of this limited market, including but not limited to, cellular handsets or other portable wireless communication devices.

3.           LICENSE FEES, PAYMENTS AND REPORTS

3.1 License Terms and Fees.

The Parties agree that LICENSOR will be compensated for this License in the form of a transfer of common stock of Cellynx Inc. and a one-time payment of cash.  LICENSEE represents and warrants that the shares to be transferred to LICENSOR are shares of Common Stock of LICENSEE and that the shares represent a portion of the only issued and outstanding capital stock of LICENSEE.

Within 2 days from the Effective Date, LICENSEE will grant, transfer, convey or direct the following:

Greg F. Johnson:  Six thousand (6,000) shares of common stock of Cellynx Inc.,

Kevin K. Ketelsen: two thousand (2,000) shares of common stock of Cellynx Inc., and

Greg F. Johnson will receive one thousand dollars ($1,000 USD).

4.           SUBLICENSING

4.1  LICENSEE may grant sublicenses under this Agreement by entering into a written sublicense agreement that is signed by and binding on the Sublicensee.  Within 30 days after the sublicense agreement has been signed by a Sublicensee, LICENSEE will deliver a copy of that sublicense agreement to LICENSOR.  The sublicense agreement will: (i) require that Sublicensee comply with Sections 3 and 5-10 of this Agreement; and (ii) provide that upon any termination of this Agreement, Sublicensee’s rights under agreements between LICENSEE and Sublicensee will also terminate.

5.           MARKING AND RELATED PATENT RIGHTS

5.1  Marking.  LICENSEE will mark, and cause its Affiliates or Sublicensee to mark, all Licensed Products with patent right notices that will enable the Patent Rights to be enforced to their full extent in any country where the Licensed Products are made, used or sold.  In the event that it is not practicable to affix a patent marking onto the Licensed Products directly, LICENSEE shall affix the patent marking onto packaging containing Licensed Products and literature accompanying the Licensed Products.

 5.2  In the event LICENSEE challenges, directly or indirectly, the right, title and interest of LICENSOR in or to any of the Licensed Intellectual Property or the validity to license granted herein, and if LICENSEE fails to withdraw such challenge without reasonable justification after thirty (30) days written notice from LICENSOR identifying the specific challenge and/or challenges at issue, the LICENSOR may terminate this Agreement immediately without liability to LICENSEE, and may bring appropriate legal action in respect of any such breach or challenge (as the case may be).

6.           CONFIDENTIAL INFORMATION

6.1  Confidential Information.   Neither Party will disclose the Confidential Information of the other Party without prior written consent of the disclosing party.  “Confidential Information” shall include, but not be limited to, all information disclosed by either Party in the performance of this Agreement and all extracts, notes, drawings, schematics, correspondence and materials of any kind and nature related thereto. Each Party will use the other party’s Confidential Information solely for the purpose of exercising its rights under this Agreement.  Each Party will protect the Confidential Information of the other Party with at least the same degree of care (but not less than reasonable care) that it uses for its own information of a confidential nature.  Access to Confidential Information hereunder shall only be given to those employees or contractors of the receiving Party who have a “need to know” such information and who have signed confidentiality agreements consistent with and no less restrictive than the terms of this Section 6.1, or who are otherwise bound by law to maintain the confidentiality of the Confidential Information.

6.2   Exceptions.  This Agreement imposes no obligation upon a receiving Party with respect to Confidential Information that such Party can establish by legally sufficient evidence: (i) was in the possession of, or was rightfully known by the receiving Party without an obligation to maintain its confidentiality; (ii) is or becomes generally known to the public without violation of this Agreement; (iii) is obtained by the receiving Party in good faith from a third party having the right to disclose it without an obligation of confidentiality; or (iv) is independently developed by the receiving Party without reference to or the participation of individuals who have had access to the Confidential Information.  Each Party may disclose Confidential Information of the other if required by law, provided that the receiving Party notifies the disclosing Party of such requirement prior to disclosure in order to afford the disclosing Party an opportunity to object to or limit the scope of such disclosure.

6.3  The obligations of this Section 6 shall survive the termination of this Agreement.

7.           INDEMNIFICATION.

7.1 LICENSEE will defend and hold harmless LICENSOR, its directors, officers, employees and agents from and against any and all claims, liability, demands, damages, costs, expenses (including attorney fees and costs) and losses, including for death, personal injury, illness and property damage, arising from or relating in any way to this Agreement or the Licensed Products, including but not limited to: (a) the use by or on behalf of LICENSEE, its Affiliates, Sublicensees, their customers, suppliers, and other third party users of Licensed Products; and (b) the design, manufacture, distribution, sales or use of any Licensed Products.

8.           WARRANTIES; LIMITATION OF LIABILITY

8.1 LICENSOR represents and warrants to LICENSEE as follows:

(a) that LICENSOR is the sole owner of the entire right, title, and interest in the Licensed Intellectual Property, and that it has the right to grant the license granted to LICENSEE herein; and

(b) LICENSOR does not warrant the validity of the Licensed Intellectual Property and makes no representations whatsoever (a) of the Licensed Intellectual Property; or (b) that the Licensed Intellectual Property can be exploited without infringing other patents or other intellectual property rights of third parties; or (c) that the Licensed Intellectual Property will accomplish any particular results or are safe or fit for any purpose.  In no event will LICENSOR be liable for any incidental, consequential, special or punitive damages resulting from the sale of the Licensed Products, the use of the Licensed Intellectual Property or LICENSEE’s exercise of any other rights under this Agreement or the use of the Licensed Intellectual Property.

9.  TERM AND TERMINATION.

9.1 Term.  Unless otherwise terminated in accordance with the provisions of this Agreement, this Agreement shall have a term of ten (10) years from the Effective Date.

9.2 Termination:  This Agreement may be terminated:

9.2.1  By LICENSOR if LICENSEE shall at any time default on any obligation to make payment or report, and shall fail to remedy any such default or breach within thirty (30) days after written notice by LICENSOR;

9.2.2  By either Party if the other Party shall commit any material default of any covenant or agreement contained herein, and shall fail to remedy any such default or breach within thirty (30) days after written notice by the non-defaulting or non-breaching party; and

9.2.3 Immediately by either Party if the other Party files any petition for bankruptcy, whether voluntary or involuntary, or makes any assignment for the benefit of creditors during the term of this Agreement.

9.3 Effect of Termination.  Upon termination or expiration of this Agreement, all license rights granted to LICENSEE hereunder shall immediately terminate, except that LICENSEE shall for a period of six months after termination be allowed to sell any Licensed Products that it has in its inventory at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article 3 of this Agreement. Upon termination LICENSEE shall make no further use of any and all intellectual property rights of LICENSOR and/or related know how and technology. Neither Party shall make any use of the other party’s Confidential Information and shall return such Confidential Information to the disclosing party.

To the extent either Party is held liable to the other Party for a breach of this Agreement, then, in addition to being subject to the other Party’s termination rights as set forth herein, the Party in breach will indemnify the other Party for resulting direct expenses and direct damages, including without limitation, costs and reasonable attorneys’ fees spent with respect to such third Party action(s) for which indemnity is due.

10. GENERAL.

All payments, reports and notices provided for in this Agreements shall be effective when received either by (i) personal delivery or (ii) when deposited, postage prepaid, in the United States Registered or Certified Mail addressed to the Parties respectively at the following addresses:

If to LICENSOR:

Greg. F. Johnson
 __________________________

___________________________

___________________________

If to LICENSEE:

Cellynx, Inc.

___________________________

___________________________

___________________________

___________________________

10.1  Dispute Resolution.  The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or breach of this Agreement.  Thereafter, the Parties agree that all disputes between them arising out of or relating to this Agreement will be submitted to non-binding mediation unless the parties mutually agree otherwise.  LICENSEE further agrees to include a similar provision in all sublicenses under this Agreement thereby providing for mediation as the primary method for dispute resolution between the parties to those agreements.  All parties agree to exercise their best effort in good faith to resolve all disputes in mediation.

10.2  Governing Law.  Jurisdiction and venue for actions relating to the subject matter of this Agreement will be the State of California and United States federal courts having jurisdiction in California for actions initiated either Party and the Parties expressly consent to the jurisdiction of such courts. The law of the forum state shall apply without regard to the conflict of law provisions thereof.

10.3  Integration.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior representations, assurances, courses of dealing, agreements, and undertakings, whether written or oral, between the Parties concerning such subject matter.

10.4  Amendment.  This Agreement may not be amended or modified except by written agreement signed by authorized representatives of the Parties.

10.5  Independent Contractors.  The Parties are independent contractors, and nothing herein will be construed to create a partnership, joint venture, employment, or agency relationship between the Parties.  Neither Party will have any authority to enter into agreements or make any statements, representations or commitments or take any action of any kind on behalf of the other, and neither Party will have any other power or authority to bind or obligate the other in any manner to any third party.

10.6  No Third Party Beneficiaries.  Nothing in this Agreement is intended to, or shall, create any third party beneficiaries, whether intended or incidental, and no Party shall make any representations to the contrary.

10.7  Assignment.  This Agreement may not be assigned by the Parties without the prior written consent of the other Party, with such consent not being unreasonably withheld. In the event of any permitted assignment, this Agreement will be binding on, inure to the benefit of, and be enforceable by the Parties and their respective heirs, successors and valid assigns.

10.8  Severability.  If any provision of this Agreement is construed to be invalid or unenforceable, such provision will be limited or modified to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

10.9  Waiver.  The provisions of this Agreement may be waived only with the consent of the Parties. The failure of a Party to enforce its rights under this Agreement for any period will not be construed as a waiver of such rights.

10.10  Headings.  Headings contained in this Agreement are for ease of reference only and will have no legal effect.

10.11  Counterparts and Facsimiles.  This Agreement may be executed on facsimile copies in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement.

10.12  Survival of Terms. Upon termination of this Agreement for any reason, those provisions of the Agreement which by their nature or express language survive termination hereof shall be deemed to do so.

10.13  Representation of Accredited Investor Status, Investment Experience and ability to Bear Risk. Licensor acknowledges that the shares of Common Stock have not been registered with the United States Securities and Exchange Commission because the Licensee is relying on an exemption from registration under Section 4(2) of the Securities Act, and Regulation D and/or Regulation S promulgated thereunder. Licensor believes that at the time of the issuance of the Common Stock to Licensor, each Licensor qualifies as an “accredited investor”(as defined under Rule 501 of Regulation D promulgated under the Securities Act ).

In addition, each Licensor is knowledgeable and experienced with respect to the financial and business activities contemplated by the Licensee and is capable of evaluating the risks and merits of investing in the Common Stock and, making a decision to proceed with this Agreement, has not relied upon any representations, warranties, or agreements, other than those set forth in this Agreement.

In Witness Whereof, the undersigned have executed this Agreement effective as of the Effective Date.

LICENSOR:

/s/ Greg. F. Johnson
Greg. F. Johnson

/s/ Kevin K. Ketelsen
Kevin K. Ketelsen

LICENSEE:  Cellynx Inc.

By:

Title: